AMENDMENT NUMBER NINETEEN

TO THE

PRINCIPAL UNDERWRITING AGREEMENT

This Amendment Number Nineteen (the “Amendment”) to the Principal Underwriting Agreement is made as of this 12th day of September 2023, by and between Hartford Funds Distributors, LLC (formerly known as Hartford Investment Financial Services, LLC), and each of The Hartford Mutual Funds, Inc., on behalf of its series listed on Schedule A, The Hartford Mutual Funds II, Inc., on behalf of its series listed on Schedule A, and Hartford Schroders Private Opportunities Fund.

WHEREAS, the parties hereto have entered into a Principal Underwriting Agreement dated as of January 1, 2013, as amended and restated August 7, 2013 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties hereto wish to amend and restate Schedule A of the Agreement to add a new series of The Hartford Mutual Funds II, Inc., Hartford Schroders Diversified Growth Fund, to the list of Funds covered by the Agreement.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Effective September 12, 2023, Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended and Restated Schedule A attached hereto.

2.	Except as modified hereby, the Agreement shall remain in full force and effect.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE HARTFORD MUTUAL FUNDS, INC.

/s/ Thomas R. Phillips
Name:	Thomas R. Phillips
Title:	Secretary and Vice President

THE HARTFORD MUTUAL FUNDS II, INC.

/s/ Thomas R. Phillips
Name:	Thomas R. Phillips
Title:	Secretary and Vice President

HARTFORD SCHRODERS PRIVATE OPPORTUNITIES FUND

/s/ Thomas R. Phillips
Name:	Thomas R. Phillips
Title:	Secretary and Vice President

HARTFORD FUNDS DISTRIBUTORS, LLC

/s/ Gregory A. Frost
Name:	Gregory A. Frost
Title:	Chief Financial Officer

AMENDED AND RESTATED SCHEDULE A

This Amended and Restated Schedule A to that certain Principal Underwriting Agreement dated January 1, 2013, as amended and restated August 7, 2013, is effective as of September 12, 2023.

THE HARTFORD MUTUAL FUNDS, INC.

Hartford AARP Balanced Retirement Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

Hartford Climate Opportunities Fund

The Hartford Conservative Allocation Fund

Hartford Core Equity Fund

The Hartford Dividend and Growth Fund

Hartford Dynamic Bond Fund

Hartford Emerging Markets Equity Fund

The Hartford Emerging Markets Local Debt Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

Hartford Global Impact Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Equity Fund

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Value Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Moderate Allocation Fund

Hartford Multi-Asset Income Fund

The Hartford Municipal Opportunities Fund

Hartford Municipal Short Duration Fund

Hartford Real Asset Fund

The Hartford Short Duration Fund

The Hartford Small Cap Value Fund

The Hartford Small Company Fund

The Hartford Strategic Income Fund

Hartford Sustainable Municipal Bond Fund

The Hartford Total Return Bond Fund

The Hartford World Bond Fund

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund

Hartford Quality Value Fund

Hartford Schroders China A Fund

Hartford Schroders Diversified Emerging Markets Fund

Hartford Schroders Diversified Growth Fund

Hartford Schroders Emerging Markets Equity Fund

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Hartford Schroders International Contrarian Value Fund

Hartford Schroders International Multi-Cap Value Fund

Hartford Schroders International Stock Fund

Hartford Schroders Sustainable Core Bond Fund

Hartford Schroders Sustainable International Core Fund

Hartford Schroders Tax-Aware Bond Fund

Hartford Schroders US MidCap Opportunities Fund

Hartford Schroders US Small Cap Opportunities Fund

The Hartford Small Cap Growth Fund

HARTFORD SCHRODERS PRIVATE OPPORTUNITIES FUND